Exhibit 10.5

Execution Version

SECOND AMENDMENT TO SECURITY AGREEMENT

THIS SECOND AMENDMENT TO SECURITY AGREEMENT (this “Amendment”) is entered into effective as of December 22, 2019 by and among Pacific Ethanol, Inc., a Delaware corporation (the “Company”), each Holder, in its capacity as such and as a Secured Party, and Cortland Capital Market Services LLC, as collateral agent for itself and the Secured Parties (in such capacity, together with its successors and assigns in such capacity, the “Agent”). All capitalized terms not otherwise defined herein shall have the meanings attributed to them in that certain Senior Secured Note Amendment Agreement dated effective as of December 22, 2019 by and among the Company and each Holder (the “Amendment Agreement”).

RECITALS

WHEREAS, the Company issued certain Secured Promissory Notes in the aggregate original principal amount of $55,000,000 on December 15, 2016 (the “Initial Notes”) pursuant to a Note Purchase Agreement dated as of December 12, 2016 by and among the Company and the Investors identified therein (the “Initial Purchase Agreement”), the obligations arising under which, among other obligations, are secured pursuant to the Security Agreement.

WHEREAS, the Company and certain Holders (including certain Holders that hold Initial Notes and certain Holders that do not hold Initial Notes) are parties to a Note Purchase Agreement dated as of June 26, 2017 (as amended, restated, supplemented or otherwise modified from time to time, including amendments and restatements thereof in its entirety, the “Additional Purchase Agreement”), pursuant to which the Company issued $13,948,078 in aggregate original principal amount of senior secured notes due December 15, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Additional Notes”).

WHEREAS, the Holders are holders of the Initial Notes, the Additional Notes and certain other Secured Promissory Notes issued by the Company on December 16, 2019 (the “Existing Notes”). Pursuant to the Amendment Agreement, the Existing Notes have been amended and restated with the written consent of all holders of Existing Notes (the “Amended Notes”).

WHEREAS, as a condition to the closing under the Amendment Agreement with the Company, the Holders of the Amended Notes have required, among other things, that the Company shall enter into this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Certain Definitions. The following defined terms are added to Section 1 of the Security Agreement, or to the extent already defined in the Security Agreement, are amended and restated to read in their entireties as follows:

“Amendment Agreement” means that certain Senior Secured Note Amendment Agreement dated as of December 22, 2019, by and among the Company and the Holders from time to time party thereto.

“Amended Note” means any amended and restated Note amended and restated pursuant to the Amendment Agreement in substantially the form attached thereto as Exhibit B.

“Holders” means (x) each Person that is (i) a signatory to the Amendment Agreement and identified as a “Noteholder” on Exhibit A to the Amendment Agreement, (ii) a holder of any of the Notes, and (iii) a signatory to the Second Amendment in its capacity as a Holder and as a “Secured Party” and (y) any other Person that becomes (i) a holder of any of the Notes pursuant to any permitted assignment or transfer and (ii) a “Secured Party” under this Agreement pursuant to a Security Agreement Joinder, other than any such Person that ceases to be a party hereto pursuant to an assignment of all of its Notes and its rights and obligations under the Transaction Documents.

“Obligations” means all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, of the Company to the Agent or to the Secured Parties, including, without limitation, all obligations under this Agreement, the Initial Purchase Agreement, the Additional Purchase Agreement, the Notes, the Amendment Agreement, the Agent Fee Letter, the Transaction Documents (as defined in the Amendment Agreement) and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Agent or any of the Secured Parties as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) the principal amount of, and interest on the Notes and the loans extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Company from time to time under or in connection with this Agreement, the Initial Purchase Agreement, the Additional Purchase Agreement, the Notes, the Amendment Agreement, the Agent Fee Letter, the Transaction Documents and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

The term “Notes” referred to in Recital A of the Security Agreement, and the term “Notes” used throughout the body of the Security Agreement, shall include the Initial Notes and the Additional Notes, collectively, as such Notes may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, including, for the avoidance of doubt, as amended and restated by the applicable Amended Note.

2

The term “Purchase Agreement” referred to in Recital A of the Security Agreement, and the term “Purchase Agreement” used throughout the body of the Security Agreement, shall include the Initial Purchase Agreement and the Additional Purchase Agreement, collectively, as such agreements may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, including, for the avoidance of doubt, as amended and restated by the Amendment Agreement.

“Second Amendment” means the Second Amendment to Security Agreement, dated as of December 22, 2019, among the Company, each Holder and the Agent.

2. Amendment to Notice Address. The Agent’s notice address shall be amended and restated in its entirety to read as set forth on the signature page attached to this Amendment.

3. Effectiveness. This Amendment will become effective upon the date on which the Agent has received a counterpart hereof duly executed by each party hereto.

4. Representations and Warranties. In order to induce the Agent and the Holders to enter into this Amendment, the Company hereby remakes all of the representations and warranties contained in Section 6 of the Security Agreement as of the date of this Amendment (except to the extent such representation or warranty relates to an earlier date, in which case, it is true, correct and complete as of such earlier date). The Company’s representations and warranties in Sections 6(b) and (c) of the Security Agreement shall apply, mutatis mutandis, to this Amendment.

5. Interpretation. Except as expressly modified by this Amendment, all terms and provisions of the Security Agreement shall remain unchanged and in full force and effect and are ratified and affirmed on the date hereof. In the event of any inconsistency between the terms of this Amendment and the terms of the Security Agreement prior to its amendment, the terms of this Amendment shall control.

6. Reaffirmation. The Company hereby acknowledges and agrees that (i) to the extent any Transaction Document purports to grant, assign or pledge to the Agent or any Holder a security interest or lien on any collateral as security for the Obligations, such grant, assignment or pledge is hereby ratified and confirmed in all respects and (ii) the obligations secured under the Transaction Documents will include all Obligations, as amended by this Amendment and the Amendment Agreement, including the Amended Notes.

7. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Amendment by signing any such counterpart.

8. Governing Law. This Amendment shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

9. Direction. The Holders party hereto constituting all of the Holders party to the Security Agreement hereby (i) (x) authorize and direct the Agent to execute and deliver this Amendment and (y) authorize and direct the Agent to take any and all actions as may be required or advisable to effectuate the amendments contemplated hereby and (ii) acknowledge and agree that (x) each of the directions in this Section 9 constitute a direction from all Holders under the provisions of Section 17 of the Security Agreement and (y) Section 17(i) of the Security Agreement shall apply to any and all actions taken by the Agent in accordance with such directions.

[Signature Pages Follow]

3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

COMPANY:

Pacific Ethanol, Inc.,
a Delaware corporation

By:	/s/ Neil M. Koehler
Name:	Neil M. Koehler
Title:	President & Chief Executive Officer

AGENT:

Cortland Capital Market Services LLC, as Agent

By:	/s/ Jon Kirschmeier
Name:	Jon Kirschmeier
Title:	Associate Counsel

Address:
Cortland Capital Market Services LLC
225 W. Washington Street, 9th Floor
Chicago, IL 60606
Attention: Ashwinee Sawh and Legal Department
Telecopy no.: (312) 562-5072
E-mail: Cortland_Successor Agent@cortlandglobal.com
and legal@cortlandglobal.com

with a copy (which copy shall not constitute notice) to:

Arnold & Porter Kaye Scholer LLP
250 W. 55th Street
New York, NY 10019
Attention: Alan Glantz
Telecopy no.: (212) 836-6763
E-mail: alan.glantz@amoldporter.com

HOLDERS:

CWD Summit, LLC,
acting for and on behalf of
Candlewood Renewable Energy Series I

By:	/s/ David Koenig
Name:	David Koenig
Title:	Authorized Signatory

CKP South LLC

By:	/s/ [illegible]
Name:
Title:

Corrum Capital Alternative Income Fund, LP

By:	/s/ [illegible]
Name:
Title:

CIF-Income Partners (A), LLC

By: BlackRock Financial Management, Inc.
Its investment manager

By:	/s/ Stephen Kavalich
Name:	Stephen Kavalich
Title:	Director

Orange 2015 DisloCredit Fund, L.P.

By: BlackRock Financial Management, Inc.
Its investment manager

By:	/s/ Stephen Kavalich
Name:	Stephen Kavalich
Title:	Director

Sainsbury’s Credit Opportunities Fund, Ltd.

By: BlackRock Financial Management, Inc.
Its investment manager

By:	/s/ Stephen Kavalich
Name:	Stephen Kavalich
Title:	Director

Co-Investment Income Fund, L.P. – US Tax-Exempt Series

By: BlackRock Financial Management, Inc.
Its investment manager

By:	/s/ Stephen Kavalich
Name:	Stephen Kavalich
Title:	Director

Co-Investment Income Fund, L.P. – US Taxable Series

By: BlackRock Financial Management, Inc.
Its investment manager

By:	/s/ Stephen Kavalich
Name:	Stephen Kavalich
Title:	Director